UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 12, 2024
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JANONE INC.
(Exact Name of Registrant as Specified in Charter)
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Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 702-997-5968
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
On January 12, 2024, JanOne Inc. (the “Company”) entered into a Warrant Purchase Agreement (the “Purchase Agreement”) with a certain institutional investor (the “Investor”) that had purchased a Common Stock Purchase Warrant (the “Warrant”) on August 22, 2023, in connection with such Investor’s purchase of shares of the Company’s common stock, all as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2023. The Warrant is exercisable from time to time for an aggregate of 899,348 shares of the Company’s common stock with a per-share exercise price of $0.7561. Pursuant to the terms of the Purchase Agreement, the Company or assigns agreed to purchase the Warrant for an aggregate price of $250,000, of which $200,000 was paid at the closing of the transaction and the remaining $50,000 to be paid within 60 days thereafter.
The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.100 to this Current Report on Form 8-K and is incorporated by reference herein.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.100	Warrant Purchase Agreement by and between JanOne, Inc. or its assigns and the Investor made effective as of January 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

	By:	/s/ Tony Isaac
	Name:	Tony Isaac
	Title:	President and Chief Executive Officer

Dated: January 12, 2024